UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Kelli Christman: 816.860.5088

Investor Relations Contact: Kay McMillan, 816.860.7106

UMB Financial Corporation Reports First Quarter 2013 Earnings of $34.9 million, or $0.88 per Share

Selected first quarter financial highlights:

·	Average loans increased 15.1 percent to $5.8 billion

·	Revenue from fee-based businesses represents 60.4 percent of total revenue

·	Total company assets under management increased by 14.1 percent to $35.7 billion

·	Non-performing loans decreased slightly from 0.50 percent to 0.46 percent of loans

·	Tier 1 capital ratio remains strong at 10.92 percent

KANSAS CITY, Mo. (April 23, 2013) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced earnings for the three months ended March 31, 2013 of $34.9 million or $0.88 per share ($0.87 diluted). This is a decrease of $11.4 million, or 24.6 percent, compared to first quarter 2012 earnings of $46.4 million or $1.16 per share ($1.15 diluted).

“This year marks our 100th anniversary and while the operating environment continues to be a challenge, I could not be more pleased that UMB has stood the test of time as a diversified financial services company,” said Mariner Kemper, Chairman and Chief Executive Officer. “Earnings for the first quarter of this year declined compared to the results from the same period a year ago; however, there were two revenue items recognized in the first quarter 2012 worth examining to fully explain the difference. We recognized $5.9 million in gains on the sale of securities available for sale this quarter compared to $16.5 million in the first quarter 2012. Also in the first quarter of 2012, we recognized an $8.2 million adjustment in contingent consideration liabilities due to adoption of new accounting guidance. With these items in mind we have started the year with positive overall results, led by strong performance in our fee businesses. This quarter marks the company’s fifth consecutive quarter of growth in trust and securities processing revenue, which increased 13.9 percent compared to the same period last year to reach a record $62.3 million. On the balance sheet, average loans grew 15.1 percent and marked our twelfth consecutive quarter of loan growth which resulted in stable net interest income. Compared to the industry, the more than 1,400 regulated depositories that had announced first quarter results as of April 22 reported a median increase in loan balances of just 1.3 percent. We achieved this growth with a continued focus on solid credit metrics and sound underwriting practices, which we believe sets us apart from the competition.”

Net Interest Income and Margin

Net interest income for the first quarter of 2013 increased $0.4 million, or 0.5 percent, compared to the same period in 2012. Average earning assets increased by $1.5 billion, or 11.9 percent, compared to the first quarter of 2012. This increase was due to a $764.8 million, or 12.4 percent, increase in average total securities, including trading securities and a $762.2 million, or 15.1 percent, increase in average loans offset by a $70.1 million decrease in average interest bearing due from banks. Net interest margin decreased 24 basis points to 2.51 percent for the three months ended March 31, 2013, compared to the same quarter in 2012.

Noninterest Income and Expense

Noninterest income decreased $11.3 million, or 8.5 percent, for the three months ended March 31, 2013, compared to the same period in 2012. Gains of $5.9 million on securities available for sale were recognized in the first quarter of 2013 compared to $16.5 million during the same period in 2012. Other noninterest income decreased $9.3 million, or 70.7 percent, primarily driven by an $8.2 million adjustment in contingent consideration liabilities on acquisitions recognized in 2012. These adjustments were due to the adoption of new accounting guidance in 2012 related to fair value measurements. These decreases are offset by increased trust and securities processing income of $7.6 million, or 13.9 percent, for the three months ended March 31, 2013, compared to the same period in 2012. The increase in trust and securities processing income was primarily due to a $4.8 million, or 29.8 percent, increase in advisory fee income from the Scout Funds; a $0.8 million, or 4.0 percent, increase in fund administration and custody services; and a $2.1 million, or 11.9 percent, increase in fees related to institutional and personal investment management services.

Noninterest expense increased $8.5 million, or 6.0 percent, for the three months ended March 31, 2013, compared to the same period in 2012. This increase is driven by higher salary and benefits expense of $3.8 million, or 4.7 percent. This increase is due to increases in salaries and wages of $2.0 million, or 4.3 percent, a $0.7 million, or 4.6 percent, increase in commissions and bonuses, and a $1.0 million, or 6.3 percent, increase in employee benefits expense. Other expense increased $2.6 million, or 43.9 percent, primarily due to fair value adjustments to the contingent consideration liabilities on acquisitions. In the first quarter of 2013, these adjustments totaled $3.3 million compared to $1.2 million for the same period in 2012.

“Strong fee business performance continued this quarter, and noninterest income now accounts for 60.4 percent of our total revenue,” said Peter deSilva, President and Chief Operating Officer. “Scout Investments experienced record net flows of $1.6 billion for an overall flow rate of 6.1 percent for the quarter, bringing total Scout assets under management to $25.7 billion. In our Payment Solutions segment, total debit and credit card purchase volume increased by 13.2 percent to $1.8 billion. Healthcare Services surpassed $600 million in Health Savings Account balances, a 47 percent increase over the first quarter of 2012, while spending on healthcare debit cards increased by nearly 30 percent to $881 million. Fund Services closed the quarter with $165.4 billion in assets under administration. We are pleased that these businesses have performed so well. They are an important part of our strategy to offset margin compression and differentiate us from our peers and the competition.”

Balance Sheet

Average total assets for the three months ended March 31, 2013 were $14.8 billion compared to $13.3 billion for the same period in 2012, an increase of $1.5 billion, or 11.2 percent. Average earning assets increased by $1.5 billion for the period, or 11.9 percent.

Average loan balances for the three months ended March 31, 2013 increased $762.2 million, or 15.1 percent, to $5.8 billion compared to the same period in 2012. Actual loan balances on March 31, 2013 were $6.0 billion, an increase of $865.9 million, or 16.8 percent, compared to March 31, 2012. This increase was primarily driven by an increase in commercial loans of $710.6 million, or 28.7 percent.

Nonperforming loans increased to $27.6 million on March 31, 2013 from $25.7 million on March 31, 2012. As a percentage of loans, nonperforming loans decreased to 0.46 percent as of March 31, 2013, compared to 0.50 percent on March 31, 2012. Nonperforming loans are defined as nonaccrual loans and restructured loans. The company’s allowance for loan losses totaled $69.9 million, or 1.16 percent of loans, as of March 31, 2013, compared to $73.5 million, or 1.43 percent of loans, as of March 31, 2012.

For the three months ended March 31, 2013, average securities, including trading securities, totaled $6.9 billion. This is an increase of $764.8 million, or 12.4 percent, from the same period in 2012.

Average total deposits increased $1.3 billion, or 13.0 percent, to $11.6 billion for the three months ended March 31, 2013, compared to the same period in 2012. Average noninterest-bearing demand deposits increased $641.5 million, or 16.1 percent, compared to 2012. Average interest-bearing deposits increased by $701.3 million, or 11.1 percent, in 2013 as compared to 2012. Total deposits as of March 31, 2013 were $12.6 billion, compared to $10.7 billion as of March 31, 2012, a 16.9 percent increase. Also, as of March 31, 2013, noninterest-bearing demand deposits were 44.6 percent of total deposits.

“We are very pleased to maintain flat net interest income at a time when low rates persist and margin compression plagues the industry. During the quarter, we experienced an 11.9 percent increase in average earning assets due to nearly equal growth in our investment and loan portfolios,” said Mike Hagedorn, Chief Financial Officer. “While volume helps offset the reduction in net interest income, we’re not content with earning asset growth alone. We’re focused on shifting the earning asset mix to further alleviate the effect of margin compression. Since we expect the challenging low interest rate environment to continue, we remain focused on two important objectives: a balanced approach to optimize current net interest income and a nimble position to improve overall earning asset yield when interest rates rise.”

As of March 31, 2013, UMB had total shareholders’ equity of $1.3 billion, an increase of 6.0 percent as compared to the same period in 2012.

Universal Shelf Registration

On April 23, 2013, UMB filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (SEC). This registration statement, when declared effective by the SEC, will allow the company to issue common stock, preferred stock, depository shares, warrants or debt securities. Although we currently have no specific plans to offer additional securities, the shelf registration continues to provide capital flexibility in the event an opportunity should arise. Proceeds from any sale of securities will be used for general business purposes.

Conference Call

The company plans to host a conference call to discuss its 2013 first quarter earnings results on April 24, 2013, at 8:30 a.m. (CDT). Interested parties may access the call by dialing (toll-free) 877-941-9205 or (U.S.) 480-629-9771. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link:

http://event.on24.com/r.htm?e=605890&s=1&k=3B0116AFD6DF9C5AC6E9F40BCC159D71 A replay of the conference call may be heard until May 8, 2013 by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4612395. The call replay may also be accessed via the company's website, umb.com, by visiting the investor relations area.

Investor Day

The company will host its 2013 Investor Day for invited analysts and shareholders on April 25, 2013, at the Nasdaq MarketSite in New York. The company will also preside over the Nasdaq Stock Market opening bell prior to the event. Mariner Kemper, Chairman and CEO, and members of the company’s senior leadership team will make presentations beginning at 10:30 a.m. EDT.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in interest rates, changes in general economic conditions, changes in the securities markets, legislative or regulatory changes, changes in operations, changes in competition, technology changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. It also has a loan production office in Texas. Subsidiaries of the holding company include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	March 31,
Assets	2013	2012

Loans	$6,010,681	$5,144,766
Allowance for loan losses	(69,881)	(73,486)

Net loans	5,940,800	5,071,280

Loans held for sale	6,305	10,162
Investment securities:
Available for sale	6,841,584	6,200,456
Held to maturity	129,498	96,882
Trading securities	72,588	68,696
Federal Reserve Bank Stock and other	26,127	21,882

Total investment securities	7,069,797	6,387,916

Federal funds and resell agreements	19,046	9,663
Interest-bearing due from banks	1,631,163	1,058,284
Cash and due from banks	319,535	403,575
Bank premises and equipment, net	244,678	227,910
Accrued income	70,510	73,943
Goodwill	209,758	211,114
Other intangibles	65,348	80,337
Other assets	128,530	106,973

Total assets	$15,705,470	$13,641,157

Liabilities
Deposits:
Noninterest-bearing demand	$5,597,601	$4,305,742
Interest-bearing demand and savings	5,895,219	5,168,454
Time deposits under $100,000	525,174	590,214
Time deposits of $100,000 or more	541,464	683,583

Total deposits	12,559,458	10,747,993

Federal funds and repurchase agreements	1,659,343	1,502,705
Short-term debt	415	10,000
Long-term debt	4,393	5,423
Accrued expenses and taxes	152,114	148,199
Other liabilities	44,189	14,166

Total liabilities	14,419,912	12,428,486

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	732,209	722,977
Retained earnings	813,245	735,978
Accumulated other comprehensive income	63,572	63,868
Treasury stock	(378,525)	(365,209)

Total shareholders' equity	1,285,558	1,212,671

Total liabilities and shareholders' equity	$15,705,470	$13,641,157

Consolidated Statements of Income	UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
		March 31,
Interest Income	2013		2012

Loans	$54,720		$54,055
Securities:
Taxable interest	18,465		20,129
Tax-exempt interest	9,760		9,375

Total securities income	28,225		29,504
Federal funds and resell agreements	24		16
Interest-bearing due from banks	669		835
Trading securities	264		323

Total interest income	83,902		84,733

Interest Expense
Deposits	3,792		4,988
Federal funds and repurchase agreements	567		439
Other	60		217

Total interest expense	4,419		5,644

Net interest income	79,483		79,089
Provision for loan losses	2,000		4,500

Net interest income after provision for loan losses	77,483		74,589

Noninterest Income
Trust and securities processing	62,312		54,710
Trading and investment banking	7,109		9,678
Service charges on deposits	21,523		20,011
Insurance fees and commissions	961		1,009
Brokerage fees	2,946		2,514
Bankcard fees	16,439		14,735
Gains on sale of available for sale securities, net	5,893		16,541
Other	3,833		13,103

Total noninterest income	121,016		132,301

Noninterest Expense
Salaries and employee benefits	83,702		79,914
Occupancy, net	9,887		9,278
Equipment	11,934		10,665
Supplies and services	4,487		5,043
Marketing and business development	4,272		4,260
Processing fees	14,090		12,816
Legal and consulting	3,600		3,515
Bankcard	4,547		4,242
Amortization of intangible assets	3,456		3,852
Regulatory fees	1,911		2,419
Other	8,492		5,900

Total noninterest expense	150,378		141,904

Income before income taxes	48,121		64,986
Income tax provision	13,180		18,619

Net income	$34,941		$46,367

Per Share Data
Net income - basic	$0.88		$1.16
Net income – diluted	0.87		1.15
Dividends	0.215		0.205
Weighted average shares outstanding	39,881,505		40,025,456

Condensed Statements of Consolidated Comprehensive Income	UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)
	Three Months Ended March 31,
	2013	2012

Net Income	$ 34,941	$46,367
Other comprehensive income, net of tax:
Unrealized gains on securities:
Change in unrealized holding gains, net	(27,048)	(10,616)
Less: Reclassifications adjustment for gains included in net income	(5,893)	(16,541)

Change in unrealized gains on securities during the period	$ (32,941)	$(27,157)
Income tax benefit	10,925	9,926

Other comprehensive loss	$ (22,016)	$(17,231)

Comprehensive income	$ 12,925	$29,136

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2012	$55,057	$723,299	$697,923	$81,099	$(366,246)	$1,191,132
Total Comprehensive income			46,367	(17,231)		29,136
Cash dividends ($0.205 per share)	-	-	(8,312)	-	-	(8,312)
Purchase of treasury stock	-	-	-	-	(2,666)	(2,666)
Issuance of equity awards	-	(2,737)	-	-	2,982	245
Recognition of equity based
compensation	-	1,712	-	-	-	1,712
Net tax benefit related to equity
compensation plans	-	84	-	-	-	84
Sale of treasury stock	-	105	-	-	102	207
Exercise of stock options	-	514	-	-	619	1,133

Balance – March 31, 2012	$55,057	$722,977	$735,978	$63,868	$(365,209)	$1,212,671

Balance - January 1, 2013	$55,057	$732,069	$787,015	$85,588	$(380,384)	$1,279,345
Total Comprehensive income			34,941	(22,016)		12,925
Cash dividends ($0.215 per share)	-	-	(8,711)	-	-	(8,711)
Purchase of treasury stock	-	-	-	-	(1,656)	(1,656)
Issuance of equity awards	-	(2,592)	-	-	3,041	449
Recognition of equity based
compensation	-	1,913	-	-	-	1,913
Net tax benefit related to equity
compensation plans	-	332	-	-	-	332
Sale of treasury stock	-	42	-	-	24	66
Exercise of stock options	-	445	-	-	450	895

Balance – March 31, 2013	$55,057	$732,209	$813,245	$63,572	$(378,525)	$1,285,558

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended March 31,
	2013		2012

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$5,814,855	3.82%	$5,052,663	4.31%
Securities:
Taxable	4,871,926	1.54	4,342,151	1.86
Tax-exempt	1,994,620	3.07	1,764,958	3.25

Total securities	6,866,546	1.98	6,107,109	2.26
Federal funds and resell agreements	19,140	0.51	19,532	0.33
Interest-bearing due from banks	972,962	0.28	1,043,014	0.32
Trading securities	57,565	2.09	52,193	2.64

Total earning assets	13,731,068	2.64	12,274,511	2.94
Allowance for loan losses	(71,504)		(72,395)
Other assets	1,123,453		1,095,799

Total assets	$14,783,017		$13,297,915

Liabilities and Shareholders' Equity
Interest-bearing deposits	$7,018,471	0.22%	$6,317,146	0.32%
Federal funds and repurchase agreements	1,673,062	0.14	1,572,427	0.11
Borrowed funds	5,392	4.51	16,934	5.15

Total interest-bearing liabilities	8,696,925	0.21	7,906,507	0.29
Noninterest-bearing demand deposits	4,626,556		3,985,085
Other liabilities	177,139		192,769
Shareholders' equity	1,282,397		1,213,554

Total liabilities and shareholders' equity	$14,783,017		$13,297,915

Net interest spread		2.43%		2.65%
Net interest margin		2.51		2.75

FIRST QUARTER 2013
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Three Months Ended March 31	2013	2012

Net interest income	$79,483	$79,089
Provision for loan losses	2,000 17	4,500
Noninterest income	121,016	132,301
Noninterest expense	150,378	141,904
Income before income taxes	48,121	64,986
Net income	34,941	46,367
Net income per share - Basic	0.88	1.16
Net income per share - Diluted	0.87	1.15
Return on average assets	0.96%	1.40%
Return on average equity	11.05%	15.37%

At March 31

Assets	$15,705,470	$13,641,157
Loans, net of unearned interest	6,010,681	5,144,766
Securities	7,069,797	6,387,916
Deposits	12,559,458	10,747,993
Shareholders' equity	1,285,558	1,212,671
Book value per share	31.73	29.90
Market price per share	49.07	44.74
Equity to assets	8.19%	8.89%
Allowance for loan losses	$69,881	$73,486
As a % of loans	1.16%	1.43%
Nonaccrual and restructured loans	$27,580	$25,722
As a % of loans	0.46%	0.50%
Loans over 90 days past due	$5,756	$4,926
As a % of loans	0.10%	0.10%
Other real estate owned	$3,565	$5,646
Net loan charge-offs quarter-to-date	$3,545	$3,031
As a % of average loans	0.25%	0.24%

Common shares outstanding	40,520,464	40,563,322

Average Balances
Three Months Ended March 31

Assets	$14,783,017	$13,297,916
Loans, net of unearned interest	5,814,855	5,052,663
Securities	6,924,111	6,159,302
Deposits	11,645,027	10,302,231
Shareholders' equity	1,282,397	1,213,554

Business Segment Information				UMB Financial Corporation

(unaudited, dollars in thousands)
		Three Months Ended March 31, 2013

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$67,260	$11,548	$-	$675	$79,483
Provision for loan losses	257	1,743	-	-	2,000
Noninterest income	52,748	19,437	28,553	20,278	121,016
Noninterest expense	91,437	20,051	18,958	19,932	150,378

Income before taxes	28,314	9,191	9,595	1,021	48,121
Income tax expense	7,181	2,786	2,635	578	13,180

Net income	$21,133	$6,405	$6,960	$443	$34,941

Average assets	$11,733,000	$1,264,000	$78,000	$1,708,000	$14,783,000

		Three Months Ended March 31, 2012

			Institutional
		Payment		Asset
	Bank		Investment		Total
		Solutions		Servicing
			Management

Net interest income	$67,970	$10,724	$3	$392	$79,089
Provision for loan losses	1,835	2,665	-	-	4,500
Noninterest income	69,928	16,098	26,126	20,149	132,301
Noninterest expense	93,119	14,809	17,183	16,793	141,904

Income before taxes	42,944	9,348	8,946	3,748	64,986
Income tax expense	11,605	2,916	2,572	1,526	18,619

Net income	$31,339	$6,432	$6,374	$2,222	$46,367

Average assets	$11,341,000	$846,000	$83,000	$1,028,000	$13,298,000